NORTH FORK BANCORPORATION, INC.

                           1997 Non-Officer Stock Plan

                      Section 1. Establishment and Purpose

         North Fork Bancorporation, Inc. (the "Company") hereby establishes an incentive plan to be named the North Fork Bancorporation, Inc. 1997 Non-Officer Stock Plan (the "Plan"), for certain valued employees of the Company and its subsidiaries. Eligibility for awards would be limited to full-time employees who are not "officers" of the Company for purposes of certain reporting rules promulgated by the Securities and Exchange Commission and/or listing rules promulgated by the New York Stock Exchange, Inc. The purpose of the Plan is to encourage those valued employees who are given awards under the Plan to acquire and maintain an interest in the Common Stock of the Company and thus to have additional incentive to continue to work for the success of the Company and its subsidiaries. This Plan shall become effective upon its approval by the Stock and Compensation Committee of the Board of Directors.

         Section 2.  Definitions

         Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a) Award means any Option or Restricted Stock or right to receive either granted under the Plan.

                  (b) Award Agreement means the written agreement evidencing an Award under the Plan, which shall be executed by the Company and the Participant.

                  (c) Committee means the Stock and Compensation Committee of the Board of Directors of the Company (or any successor to such Committee).

                  (d) Company means North Fork Bancorporation, Inc., a Delaware corporation.

                  (e) Disability means permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Committee in good faith upon receipt of and in reliance on sufficient competent medical advice.

                  (f) Eligible Employee means any salaried full-time employee of the Company or any Subsidiary other than an Excluded Person.

                  (g) Excluded Person means (i) any individual who is an "officer" of the Company as defined in Rule 3b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including but not limited to any individual who currently is a reporting person under
                  Section 16(a) of such Act by virtue of being an officer of the Company, (ii) any individual who is deemed an "officer" of the Company within the meaning of Rule 312.03 promulgated by the New York Stock Exchange, Inc., or (iii) any director of the Company.

                  (h) Exercise Price of an Option means a price fixed by the Committee upon grant of the Option as the purchase price for Stock under the Option, as such may be adjusted under Section 11 of the Plan.

                  (i) Fair Market Value of the Stock as of any particular day means (i) for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low prices per share of the Stock on such exchange on the last preceding day on which trading occurred on such exchange, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the high and low transaction prices per share for the Stock as quoted by the National Market System of NASDAQ on the last preceding day on which securities markets were open, or (iii) in the event neither (i) nor (ii) applies, the fair market price per share of the Stock for such day as determined by the Board of Directors of the Company.

                  (j) Option means the right to purchase Stock at the Exercise Price for a specified period of time and subject to specified conditions. For purposes of the Plan, all Options shall be so-called nonqualified (or nonstatutory) stock options, not qualifying as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

                  (k) Participant means any Eligible Employee designated by the Committee to receive an Award under the Plan.

                  (l) Period of Restriction means that period during which Restricted Stock is both subject to certain restrictions on transfer and subject to forfeiture as specified in Section 10 of the Plan.

                  (m) Restricted Stock means shares of Stock awarded to an Eligible Employee that are both subject to certain restrictions on transfer and are subject to forfeiture as specified in Section 10 of the Plan.

                  (n)  Stock means the Common Stock of the Company.

                  (o) Subsidiary means any corporation or entity a majority of the voting stock or voting interest of which is owned or controlled, directly or indirectly, by the Company.

                  (p) Taxable Event means an event relating to an Award granted under the Plan which requires federal, state or local tax to be withheld by the Company or a Subsidiary.

                  (q) Termination for Cause means, (i) for any Participant serving under an employment agreement containing a provision for termination of employment for "cause," termination of employment of the Participant for "cause" pursuant to such provision, and (ii) for any other Participant, termination of employment of the Participant by a two-thirds vote of the entire Board of Directors of the Company or the Subsidiary employing such Participant, expressly for one or both of the following "causes," as evidenced in a certified resolution of the Board: (A) any willful misconduct by the Participant which is materially injurious to the Company or the Subsidiary, monetarily or otherwise; or (B) conviction of the Participant with no further possibility of appeal of a felony under applicable state or federal banking or financial institution laws, or the agreement of the Participant to plead guilty to any such felony.

         Section 3.  Administration

         The Plan will be administered by the Committee. The Committee will have sole authority and discretion to select those Eligible Employees who will receive Awards under the Plan and to determine the number and type of Awards to be granted to such Eligible Employees and the conditions applicable to such Awards, consistent with the terms of this Plan, provided that the Committee shall have the authority from time to time to designate a subcommittee consisting of one or more directors of the Company who are also executive officers of the Company, which subcommittee shall have the authority to make such determinations on behalf of the Committee under the Plan as the Committee shall specify, any such determinations if and when made by such a subcommittee to be deemed for all purposes to be determinations of the Committee. Any determination of the Committee under the Plan may be made without notice or meeting thereof, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

         Section 4.  Duration

         The duration of the Plan is to be twelve (12) months, from December 1, 1997 to November 30, 1998, inclusive.

         Section 5.  Shares Reserved Under the Plan

         Initially, there shall be reserved for issuance under the Plan on the books of the Company 250,000 shares of Stock, and, thereafter, there shall be reserved for issuance under the Plan such number of shares of Stock as the Committee or the Board of Directors may specify from time to time, provided that there shall be reserved for issuance at all times a number of shares of Stock at least equal to the number of shares then subject to Options previously granted under the Plan and not theretofore fully exercised, cancelled or expired.

         Section 6.  Participants

         Persons eligible for grants of Awards under the Plan will be those Eligible Employees of the Company or any Subsidiary who are expected to provide valuable and significant services to the Company or such Subsidiary, as determined by the Committee in its sole discretion and as evidenced by the decision of the Committee to grant Awards to such individuals. In making all determinations under the Plan, the Committee shall adhere carefully to all laws and regulations requiring nondiscriminatory treatment of employees. Subject to the foregoing, the Committee shall consider such factors as it deems pertinent in selecting Eligible Employees to receive Awards and in determining the type and amount of their respective Awards. Designation of an Eligible Employee as a Participant to receive an Award in any year shall not require the Committee to designate such Eligible Employee to receive an Award in any subsequent year or to designate any other Eligible Employee to receive an Award in such year or any subsequent year.

         Section 7.  Types of Awards

         The following Awards, and rights thereto, may be granted under the Plan in any proportion: Options and Restricted Stock, as described in Sections 9 and 10 below, respectively. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Eligible Employee and, subject to the provisions of the Plan, the terms and conditions which attach to each Award, which terms and conditions need not be uniform as among different Participants. Each Award shall be evidenced by an Award Agreement, as provided in Section 8 of the Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted to a Participant under the Plan, provided that (i) no such modification or waiver shall give the Participant or any other Participant under the Plan any right to a similar modification or waiver of any other Award previously or subsequently granted under the Plan, (ii) no such modification or waiver of an Award shall involve a change in the number of shares subject to the Award or a change in the Exercise Price of an Option, and (iii) any such modification or waiver which is adverse or arguably adverse to the interests of the Participant holding such Award shall not be effective unless and until the Participant shall consent thereto.

         Section 8.  Award Agreements

         Within ten business days after the grant of an Award, the Company shall notify the Participant of the grant and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreement within 30 days after the date of mailing or delivery by the Company and return the same to the Company. The date of execution and return of the Award Agreement shall not necessarily be or affect the date of grant of the Award, which may precede such date of execution and return, as the Committee may determine. If the Participant shall fail to execute and return to the Company the Award Agreement within said 30-day period, the Award shall be deemed void and never to have been granted.

         Section 9.  Options

         (a) All Options granted under the Plan shall be nonqualified stock options, that is, options that do not qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended. Such Options shall constitute options to purchase shares of Stock at an Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock as of the date of grant.

         (b) The Committee shall establish upon grant of an Option the period of time during which such Option will be exercisable by the Participant, provided that no Option will continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to this limitation, the Committee may provide that full exercisability of an Option granted under the Plan will be phased in and/or phased out over some designated period of time. The Committee also may provide that exercisability of an Option will be accelerated, to the extent such Option is not already then exercisable, upon the occurrence of a certain event or events as specified by the Committee, such as the retirement of the Participant or a change in control of the Company. Generally, exercisability of an Option granted under the Plan is conditioned upon continued employment of the Participant by the Company and its Subsidiaries, provided that the Committee may specify upon grant that exercisability of an Option will continue for some designated period of time after termination of employment. If the Committee does not specify otherwise, an Option granted under the Plan will continue to be exercisable after termination of employment of the Participant, to the extent such Option was exercisable at termination of employment, in accordance with the following principles: (i) if employment is terminated other than due to the death, Disability or a Termination for Cause of the Participant, exercisability will continue for 90 days after the date of termination; (ii) if employment is terminated due to the death of the Participant, exercisability will continue until the normal end of the exercise period of the Option, as established upon grant thereof, (iii) if employment is terminated due to Disability, exercisability will continue for one full year after the date of termination, and (iv) if employment is terminated in a Termination for Cause, exercisability will terminate immediately. Notwithstanding the preceding sentence, in no event may any Option granted under the Plan be exercised after the tenth anniversary of the date of grant. Leaves of absence required by law or otherwise granted by the Company and transfers of employment between the Company and/or Subsidiaries shall not constitute a termination of employment.

         (c) Upon exercise of an Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Participant so elects and with the consent of the Committee (which consent may be withheld for any reason or no reason), in whole or in part by delivery to the Company of shares of Stock then owned by the Participant. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which an Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon the grant of an Option, the shares of Stock issuable upon exercise of the Option may be subject to certain restrictions upon their subsequent transfer or sale. In the event the Exercise Price is to be paid in full or in part by surrender of Stock, in lieu of actual surrender of shares of Stock by the Participant, the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

         (d) The Committee may require reasonable advance notice of exercise of an Option, normally not to exceed three calendar days, and may condition exercise of an Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

         Section 10.  Restricted Stock

         (a) Restricted Stock shall consist of Stock or rights to Stock awarded under the Plan by the Committee which, during a Period of Restriction specified by the Committee upon grant, shall be subject to (i) restriction on sale or other transfer by the Participant and (ii) forfeiture by the Participant to the Company if the Participant ceases to be employed by the Company and its Subsidiaries, in each case as further defined and described in this Plan and by the Committee upon grant. Restricted Stock may be granted at no cost to Participants or, if subject to a purchase price, such price shall not exceed the par value of the Stock and shall be payable by the Participant to the Company in cash or by any other means that the Committee deems appropriate, including recognition of past employment.

         (b) Except as otherwise provided below, the minimum Period of Restriction for Restricted Stock shall be three years from the date of grant of the Award. The Committee may provide upon grant of an Award of Restricted Stock that different numbers or portions of the shares subject to the Award shall have different Periods of Restriction. The Committee also may specify upon grant of an Award of Restricted Stock or thereafter while such Award is outstanding that any Period of Restriction for the Restricted Stock subject to the Award otherwise still in effect will terminate immediately upon the occurrence of a specified event or one of several specified events, such as the retirement of the Participant or a change in control of the Company. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject to additional restrictions upon transfer or sale by the Participant (although not to forfeiture) after expiration of the Period of Restriction.

         (c) The Participant shall be entitled to all dividends declared and paid on Stock with respect to all shares of Restricted Stock held by the Participant, from and after the date such shares are awarded to the Participant and throughout the Period of Restriction except as otherwise specified by the Committee upon grant, and the Participant shall not be required to return any such dividends to the Company in the event of forfeiture of the Restricted Stock.

         (d) A Participant shall be entitled to vote all shares of Restricted Stock awarded to the Participant from and after the date of grant and throughout the Period of Restriction except as otherwise specified by the Committee upon grant.

         (e) Pending expiration of the Period of Restriction for an Award of Restricted Stock, certificates representing shares of Restricted Stock subject to the Award shall be held by the Company or the transfer agent for the Stock. Upon expiration of the Period of Restriction for any such shares, certificates representing such shares shall be delivered to the Participant or in the event of death of the Participant, to the beneficiary of the Participant.

         Section 11.  Adjustment Provisions

         (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend or stock split), the total number of shares then reserved for issuance on the books of the Company relating to the Plan and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Participant shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from any reorganization, sale, merger or consolidation involving the Company or any Subsidiary or any issuance of stock rights or warrants by the Company or any similar occurrence.

         (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved for issuance hereunder, the Board of Directors shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

         Section 12.  Nontransferability

         Each Award of an Option granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant holding an unexercised Option, exercise of the Option may be made only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Participant was entitled to exercise such Option at the date of death.

         Section 13.  Taxes

         The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any Award granted under the Plan, whether upon exercise of an Option or expiration or termination of a Period of Restriction for Restricted Stock or the occurrence of any other Taxable Event, after giving notice to the Participant affected by such tax withholding as far in advance of the Taxable Event as practicable, and in any such case in which repayment or indemnification of such amount by or on behalf of the Participant is required, the Company may defer making delivery as to any Award until such repayment or indemnification has been completed. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Committee so provides, reducing the number of shares otherwise deliverable to or on behalf of the Participant on such Taxable Event by a number of shares having a fair value, based on the Fair Market Value of the Stock on the date of such Taxable Event, equal to the amount of such withholding obligation.

         Upon grant of an Award, the Committee may elect to provide that the Company shall pay on behalf of the Participant any taxes, federal, state or local, payable by the Participant as a result of such grant, including all taxes payable by a Participant as a result of payment of taxes by the Company on behalf of the Participant in accordance with the first clause of this sentence.

         Section 14.  No Right to Employment

         A Participant's right, if any, to continue to serve the Company or any Subsidiary as an employee shall not be enhanced or otherwise affected by the designation of such person as an Eligible Employee or as a Participant under the Plan.

         Section 15.  Amendment and Termination

         The Committee or the Board of Directors of the Company may amend the Plan from time to time or terminate the Plan at any time. By mutual agreement between the Company and a Participant, one or more Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any certain Awards previously granted such Participant under the Plan, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options or Period of Restriction for Restricted Stock. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a Participant and not detrimental to the Company, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

         Section 16.  Miscellaneous Provisions

         (a) Naming of Beneficiaries. In connection with an Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

         (b) Successors. All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

         (c) Governing Law. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.